Evolus Reports Second Quarter 2025 Financial Results and Provides Business Updates

•Global Net Revenue of $69.4 Million for Q2 2025, Up 4% from Q2 2024 in a Market Where Overall U.S. Aesthetic Procedures Decreased; Growth Driven by the Successful Launch of Evolysse™ and Continued Strength in International Markets
•Evolysse™ Delivered $9.7 Million in Revenue for Q2 2025, Marking the Strongest Filler Launch Quarter in Over a Decade and Providing a Solid Foundation for Second Half Growth
•Expects to Achieve Meaningful Profitability1 in Q4 2025 and Annual Profitability1 Beginning in 2026; Strategic Cost Structure Optimization Expected to Yield At Least $25 Million in Non-GAAP Operating Expense Savings for 2025
•Resets 2025 Net Revenue Guidance to $295 Million to $305 Million; Rebases 2025 Non-GAAP Operating Expenses to $208 Million to $213 Million; Maintains Projected Total Net Revenue Goal of $700 Million and Non-GAAP Operating Income Margin of 20% by 2028
NEWPORT BEACH, Calif., August 5, 2025 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the second quarter ended June 30, 2025.
“U.S. toxin demand softened in the second quarter, driven by reduced patient demand due to a sharp decrease in consumer sentiment which resulted in accounts purchasing lower volumes acutely felt in the final two weeks of the quarter. Despite these challenges, Jeuveau® continues to outperform the market, maintaining our 14% market share through the first half of 2025 and reinforcing the strength of our brand and customer base,” said David Moatazedi, President and Chief Executive Officer of Evolus. “At the same time, the launch of Evolysse™ surpassed all expectations and marked the strongest first quarter for any filler entrant in over a decade, providing a meaningful start to our evolution into a multi-product performance beauty company. In addition, our international business delivered exceptional growth, highlighting the increasing demand for our product outside the U.S. and the growing global relevance of our brand.”

“We took decisive action to offset the reduction in revenue and near-term outlook by optimizing our cost structure, thoughtfully reducing operating expenses, and to maintain our ability to achieve positive non-GAAP operating income in the fourth quarter,” Moatazedi continued. “Looking ahead, multiple industry surveys point to an incremental improvement in the U.S. toxin market which is reflected in our business. The second quarter was not representative of our expectations for the back half of the year, which we project to deliver meaningful growth and keep us on track to achieve our $700 million revenue target by 2028.”

Second Quarter 2025 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued momentum during the second quarter.
◦Total purchasing accounts increased by 565 in the second quarter, bringing the total number of customers purchasing since launch to over 16,500 and surpassing over 55% account penetration in the U.S. The reorder rate among customers remains at approximately 70%2.
◦Members in the Evolus Rewards™ consumer loyalty program grew by over 83,000 to over 1.2 million3, representing a total increase of 36% as compared to Q2 2024.

◦Total Evolus Rewards™ redemptions for the quarter continue to grow and hit an all-time high of over 224,0003 with existing patients receiving repeat treatments at the rate of approximately 65%, which demonstrates growing consumer adoption and utilization.

Second Quarter 2025 Financial Results
•Total net revenues for the second quarter of 2025 were $69.4 million, a 4% increase over the second quarter of 2024, driven by the highly successful launch of Evolysse™ and strong international growth. Net revenue for the second quarter of 2025 included $59.7 million of toxin revenue and $9.7 million of injectable hyaluronic acid (HA) gels revenue.
•Gross profit margin and adjusted gross profit margin were 65.3% and 66.5%, respectively. Adjusted gross profit margin excludes amortization of intangible assets. Gross margins in the quarter were impacted by a higher mix of international sales and introductory pricing offers for Evolysse™ to accelerate adoption.
•GAAP operating expenses for the second quarter of 2025 were $55.5 million, including investments to support the launch of Evolysse™, as compared to $61.8 million in the first quarter of 2025.
•Non-GAAP operating expenses for the second quarter of 2025 were $54.0 million, compared to $52.9 million in the first quarter of 2025. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•GAAP loss from operations for the second quarter of 2025 was $10.2 million, compared to $7.7 million in the second quarter of 2024.
•Non-GAAP loss from operations in the second quarter of 2025 was $7.9 million compared to Non-GAAP income from operations $1.1 million in the second quarter of 2024. The 2025 results include investments in support of the launch of Evolysse™ Form and Evolysse™ Smooth injectable HA gels. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, depreciation and amortization, and amortization of intangible assets.
•Cash and cash equivalents on June 30, 2025 were $61.7 million compared to $67.9 million on March 31, 2025. The decrease in cash during the quarter was primarily driven by increased inventory purchases as the company pulled forward product ahead of increased tariffs on the European Union and threatened tariffs on pharmaceuticals.
Current Outlook - Evolus Expects:
•Total net revenues for the full-year 2025 to be between $295 million and $305 million, representing 11% to 15% growth over 2024 results. Company increases Evolysse™ injectable HA gels contribution to 10% to 12% of total revenue for the full-year 2025.
•Full-year non-GAAP operating expenses for 2025 to be between $208 million and $213 million, reflecting strategic cost structure optimization that is expected to yield at least $25 million in non-GAAP operating expense savings for 2025.
•To achieve meaningful profitability1 in Q4 2025 and annual profitability1 beginning in 2026.
•To launch in the United States: Evolysse™ Sculpt in 2026 and Evolysse™ Lips in 2027.
•To continue to introduce Estyme® in Europe through a limited experience program with select physician partners and expand global experience with the product’s performance in the second half of 2025. A broader European launch is now planned for Q1 2026.
•Total net revenue of $700 million by 2028, based on the combination of its existing aesthetic neurotoxin business and launch of Evolysse™ in 2025 and Estyme® in 2026.
•To achieve non-GAAP operating income margins of 20% by 2028 by leveraging its highly synergistic, existing infrastructure.

The Company Noted:
•Based on the recently announced trade deal with the European Union, starting on August 7, Evolysse™ will be subject to a 15% tariff. This tariff is expected to have a minimal impact and has been fully incorporated into our guidance. We are actively monitoring developments and remain focused on mitigating any potential future exposure.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13754888. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 "Profitability" is not a measure presented in accordance with GAAP. Within this press release, "profitability" is defined as achieving positive non-GAAP operating income. See "Use of Non-GAAP Financial Measures" below for more information on the company's use and definitions of non-GAAP measures.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through June 30, 2025.
3 Represents cumulative statistics from the launch of Evolus RewardsTM in May 2020 through June 30, 2025.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin exclude (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin will enable investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP (loss) from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses and non-GAAP operating income for the full year 2025 and non-GAAP operating income margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, non-GAAP operating (loss), or non-GAAP operating income margin because a reconciliation of such measures to forward-looking GAAP operating expenses, GAAP loss from operations, and non-GAAP operating income margin respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market growth and consumer demand; the company’s financial outlook for 2025 and beyond; and the company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions including trade disputes and tariffs and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme ® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 expected to be filed with the Securities and Exchange Commission on or about August 5, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$68,699	$66,222	$136,773	$125,186
Service revenue	688	687	1,136	1,056
Total net revenues	69,387	66,909	137,909	126,242
Cost of goods sold	24,067	19,841	45,934	38,671
Gross profit	45,320	47,068	91,975	87,571
Operating expenses:
Selling, general and administrative	56,675	50,152	113,315	95,275
Research and development	1,837	2,350	4,049	4,428
Revaluation of contingent royalty obligation payable to Evolus Founders	(3,914)	1,605	(1,763)	3,183
Depreciation and amortization	932	663	1,756	1,309
Total operating expenses	55,530	54,770	117,357	104,195
Loss from operations	(10,210)	(7,702)	(25,382)	(16,624)
Other income (expense):
Interest income	479	1,029	1,189	1,546
Interest expense	(7,207)	(4,696)	(11,622)	(9,398)
Other income (expense), net	(151)	62	(94)	107
Loss before income taxes	(17,089)	(11,307)	(35,909)	(24,369)
Income tax expense	(53)	(43)	(125)	(90)
Net loss	$(17,142)	$(11,350)	$(36,034)	$(24,459)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	240	(44)	306	(174)
Comprehensive loss	$(16,902)	$(11,394)	$(35,728)	$(24,633)
Net loss per share, basic and diluted	$(0.27)	$(0.18)	$(0.56)	$(0.40)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	64,539	62,725	64,120	60,761

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$61,738	$86,952
Accounts receivable, net	47,709	47,682
Inventories	26,457	12,158
Prepaid expenses and other current assets	9,066	4,550
Total current assets	144,970	151,342
Noncurrent assets	83,833	81,227
Total assets	$228,803	$232,569
Accounts payable and accrued expenses	$51,261	$50,027
Other current liabilities	12,489	12,933
Total current liabilities	63,750	62,960
Long-term portion of term loan, net of discount and issuance costs	145,475	121,506
Other noncurrent liabilities	38,230	42,581
Total liabilities	$247,455	$227,047
Total stockholders’ equity (deficit)	$(18,652)	$5,522

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2025	2024	2025
Net cash (used in) provided by:
Operating activities	$(40,423)	$(17,085)	$(24,791)
Investing activities	(4,128)	(2,051)	(2,267)
Financing activities	19,032	50,143	20,663
Effect of exchange rates on cash and cash equivalents	305	(174)	239
Change in cash and cash equivalents	(25,214)	30,833	(6,156)
Cash and cash equivalents, beginning of period	86,952	62,838	67,894
Cash and cash equivalents, end of period	$61,738	$93,671	$61,738

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total net revenues	$69,387	$66,909	$137,909	$126,242
Cost of goods sold	24,067	19,841	45,934	38,671
Gross profit	45,320	47,068	91,975	87,571
Gross profit margin	65.3%	70.3%	66.7%	69.4%
Add: Amortization of distribution right intangible asset	806	764	1,545	1,527
Adjusted gross profit	$46,126	$47,832	$93,520	$89,098
Adjusted gross profit margin	66.5%	71.5%	67.8%	70.6%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2025	2024	2025	2024	2025
GAAP operating expense	$55,530	$54,770	$117,357	$104,195	$61,827
Adjustments:
Revaluation of contingent royalty obligation	(3,914)	1,605	(1,763)	3,183	2,151
Stock-based compensation:
Included in selling, general and administrative	4,346	5,552	10,095	10,415	5,749
Included in research and development	142	232	321	448	179
Depreciation and amortization	932	663	1,756	1,309	824
Non-GAAP operating expense	$54,024	$46,718	$106,948	$88,840	$52,924

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP Income (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP (loss) from operations	$(10,210)	$(7,702)	$(25,382)	$(16,624)
Adjustments:
Revaluation of contingent royalty obligation	(3,914)	1,605	(1,763)	3,183
Stock-based compensation:
Included in selling, general and administrative	4,346	5,552	10,095	10,415
Included in research and development	142	232	321	448
Depreciation and amortization	932	663	1,756	1,309
Amortization of distribution right intangible assets	806	764	1,545	1,527
Non-GAAP income (loss) from operations	$(7,898)	$1,114	$(13,428)	$258